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                                                                    Exhibit 15.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Ninetowns Digital World Trade Holdings Limited of our report dated May 20, 2005 relating to the financial statements, which appear in this Form 20-F. We also consent to the references to us under the headings "Key Information", "Principal Accountant Fees and Services" and "Financial Statements" in this Form 20-F.



/s/ Deloitte Touche Tohmatsu
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Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong
June 29, 2005